Exhibit k.1

SCHEDULE A

NUVEEN CLOSED-END FUNDS

Dated as of: April 27, 2009

Nuveen Municipal Value Fund, Inc. +

Nuveen California Municipal Value Fund, Inc. +

Nuveen New York Municipal Value Fund, Inc. +

Nuveen Municipal Income Fund, Inc. +

Nuveen Select Maturities Municipal Fund *

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen California Performance Plus Municipal Fund, Inc. +

Nuveen New York Performance Plus Municipal Fund, Inc. +

Nuveen Municipal Advantage Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen California Municipal Market Opportunity Fund, Inc. +

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen California Investment Quality Municipal Fund, Inc. +

Nuveen New York Investment Quality Municipal Fund, Inc. +

Nuveen Insured Quality Municipal Fund, Inc. +

Nuveen Florida Investment Quality Municipal Fund *

Nuveen New Jersey Investment Quality Municipal Fund, Inc. +

Nuveen Pennsylvania Investment Quality Municipal Fund *

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen California Select Quality Municipal Fund, Inc. +

Nuveen New York Select Quality Municipal Fund, Inc. +

Nuveen Quality Income Municipal Fund, Inc. +

Nuveen Insured Municipal Opportunity Fund, Inc. +

Nuveen Florida Quality Income Municipal Fund *

Nuveen Michigan Quality Income Municipal Fund, Inc. +

Nuveen Ohio Quality Income Municipal Fund, Inc. +

Nuveen Texas Quality Income Municipal Fund *

Nuveen California Quality Income Municipal Fund, Inc. +

Nuveen New York Quality Income Municipal Fund, Inc. +

Nuveen Premier Municipal Income Fund, Inc. +

Nuveen Premier Insured Municipal Income Fund, Inc. +

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Arizona Premium Income Municipal Fund, Inc. +

Nuveen Insured California Premium Income Municipal Fund, Inc. +

Nuveen Insured Florida Premium Income Municipal Fund *

Nuveen Michigan Premium Income Municipal Fund, Inc. +

Nuveen New Jersey Premium Income Municipal Fund, Inc. +

Nuveen Insured New York Premium Income Municipal Fund, Inc. +

Nuveen Premium Income Municipal Fund 4, Inc. +

Nuveen Insured California Premium Income Municipal Fund 2, Inc. +

Nuveen Maryland Premium Income Municipal Fund *

Nuveen Massachusetts Premium Income Municipal Fund *

Nuveen Pennsylvania Premium Income Municipal Fund 2 *

Nuveen Virginia Premium Income Municipal Fund *

Nuveen Connecticut Premium Income Municipal Fund *

Nuveen Georgia Premium Income Municipal Fund *

Nuveen Missouri Premium Income Municipal Fund *

Nuveen North Carolina Premium Income Municipal Fund *

Nuveen California Premium Income Municipal Fund *

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 27, 2009

Nuveen Insured Premium Income Municipal Fund 2 *

Nuveen California Dividend Advantage Municipal Fund *

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen Dividend Advantage Municipal Fund *

Nuveen Arizona Dividend Advantage Municipal Fund *

Nuveen Connecticut Dividend Advantage Municipal Fund *

Nuveen Maryland Dividend Advantage Municipal Fund *

Nuveen Massachusetts Dividend Advantage Municipal Fund *

Nuveen North Carolina Dividend Advantage Municipal Fund *

Nuveen Virginia Dividend Advantage Municipal Fund *

Nuveen Dividend Advantage Municipal Fund 2 *

Nuveen California Dividend Advantage Municipal Fund 2 *

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New York Dividend Advantage Municipal Fund 2 *

Nuveen Ohio Dividend Advantage Municipal Fund *

Nuveen Pennsylvania Dividend Advantage Municipal Fund *

Nuveen Dividend Advantage Municipal Fund 3 *

Nuveen California Dividend Advantage Municipal Fund 3 *

Nuveen Georgia Dividend Advantage Municipal Fund *

Nuveen Maryland Dividend Advantage Municipal Fund 2 *

Nuveen Michigan Dividend Advantage Municipal Fund *

Nuveen Ohio Dividend Advantage Municipal Fund 2 *

Nuveen North Carolina Dividend Advantage Municipal Fund 2 *

Nuveen Virginia Dividend Advantage Municipal Fund 2 *

Nuveen Insured Dividend Advantage Municipal Fund *

Nuveen Insured California Dividend Advantage Municipal Fund *

Nuveen Insured New York Dividend Advantage Municipal Fund *

Nuveen Arizona Dividend Advantage Municipal Fund 2 *

Nuveen Connecticut Dividend Advantage Municipal Fund 2 *

Nuveen New Jersey Dividend Advantage Municipal Fund 2 *

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 *

Nuveen Ohio Dividend Advantage Municipal Fund 3 *

Nuveen Select Tax-Free Income Portfolio *

Nuveen Select Tax-Free Income Portfolio 2 *

Nuveen California Select Tax-Free Income Portfolio *

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen Select Tax-Free Income Portfolio 3 *

Nuveen Senior Income Fund *

Nuveen Real Estate Income Fund *

Nuveen Quality Preferred Income Fund *

Nuveen Arizona Dividend Advantage Municipal Fund 3*

Nuveen Connecticut Dividend Advantage Municipal Fund 3*

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 27, 2009

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Maryland Dividend Advantage Municipal Fund 3*

Nuveen North Carolina Dividend Advantage Municipal Fund 3*

Nuveen Quality Preferred Income Fund 2*

Nuveen Floating Rate Fund*

Nuveen Insured Tax-Free Advantage Municipal Fund*

Nuveen Insured New York Tax-Free Advantage Municipal Fund*

Nuveen Insured California Tax-Free Advantage Municipal Fund*

Nuveen Insured Florida Tax-Free Advantage Municipal Fund*

Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund*

Nuveen Quality Preferred Income Fund 3*

Nuveen Preferred and Convertible Income Fund*

Nuveen Preferred and Convertible Income Fund 2*

Nuveen Diversified Dividend and Income Fund*

Nuveen Municipal High Income Opportunity Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Equity Premium Income Fund*

Nuveen Equity Premium Opportunity Fund*

Nuveen Tax-advantaged Floating Rate Fund*

Nuveen Equity Premium Advantage Fund*

Nuveen Equity Premium and Growth Fund*

Nuveen Global Government Enhanced Income Fund*

Nuveen Global Value Opportunities Fund*

Nuveen Core Equity Alpha Fund*

Nuveen Multi-Currency Short-Term Government Income Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Municipal High Income Opportunity Fund 2*

Nuveen Municipal Value Fund 2*

Nuveen California Municipal Value Fund 2*

Nuveen New Jersey Municipal Value Fund*

Nuveen New York Municipal Value Fund 2*

Nuveen Pennsylvania Municipal Value Fund*

+	Minnesota Corporation
*	Massachusetts Business Trust

FUND		STATE STREET BANK AND TRUST COMPANY

BY:	/s/ Tina M. Lazar	BY:	/s/ Joseph C. Antonellis
as an Authorized Officer on behalf of each of the Funds indicated above			Joseph C. Antonellis Vice Chairman

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